Exhibit 5.1

CAYMAN ISLANDS BRITISH VIRGIN ISLANDS DUBAI HONG KONG JERSEY LONDON	14 May 2007 Paradigm Ltd. Walker House 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands	Our Ref: NJB/hm/F1826-59463

Dear Sirs

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of an initial public offering of certain Class A Ordinary Shares of par value US$0.0001 each (the "Shares") of Paradigm Ltd. (the "Company") under the United States Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement, on Form S-1 (File No. 333-137476) initially filed with the Securities and Exchange Commission on 20 September 2006 (as amended through the date hereof, the "Registration Statement").

For the purposes of giving this opinion, we have examined the following documents:

1.
a Certificate of Incorporation of the Company dated 1 September 2006 (the "Certificate of Incorporation");

2.
a certified copy of the Amended and Restated Memorandum and Articles of Association of the Company dated 11 May 2007 (the "Memorandum and Articles of Association");

3.
a Certificate of Good Standing dated 14 May 2007 issued by the Register of Companies; and

4.
Written Resolutions of the Directors of the Company dated 18 September 2006 and the Written Resolutions of the Sole Shareholder to amend and restate the Memorandum and Articles of Association dated 11 May 2007 (together, the "Resolutions").

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

We are of the opinion that under, and subject to, the laws of the Cayman Islands:

1.
The Company is a limited liability exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

2.
The Shares have been duly authorized by all necessary action on the part of the Company and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

We have assumed that:

1.
the Certificate of Incorporation and the Memorandum and Articles of Association of the Company are authentic and that all signatures and seals on the Certificates of Incorporation and the Memorandum and Articles of Association of the Company are genuine.

2.
The Minute Book of the Company provided to us by the Registered Office of the Company (the "Registered Office") and examined by us on 14 May 2007 contains a complete and accurate record of the business transacted by the Company.

3.
The corporate records of the Company provided to us by the Registered Office and examined by us on 14 May 2007 constitute its complete corporate records and that all matters required by law and the Memorandum and Articles of Association to be recorded therein are so recorded.

4.
In rendering the opinions set forth above, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.

5.
The Resolutions are a true and correct copy of the originals of the same and have been duly executed by each Director of the Company or the Shareholder of the Company, as applicable.

To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ WALKERS

WALKERS